Exhibit 99.1

OXiGENE Reports Third-Quarter Financial Results; Company to Host
Conference Call at 10 a.m. ET Today

    WALTHAM, Mass.--(BUSINESS WIRE)--Nov. 11, 2003--OXiGENE, Inc. (NASDAQ: OXGN, XSSE: OXGN), a leading developer of biopharmaceutical compounds designed to target aberrant blood vessels within solid tumor cancers and ocular neovascular diseases, today reported financial results for the third quarter ended September 30, 2003.
    "OXiGENE continues to aggressively advance Combretastatin A4 Prodrug (CA4P) into trials aimed at both niche and large disease indications," said President and Chief Executive Officer Fred Driscoll. "Including the two new clinical studies of our lead anti-tumor compound initiated in the third quarter of 2003, CA4P is now being evaluated in a total of five human trials in cancer and one in ophthalmology."
    For the third quarter of 2003, OXiGENE reported a net loss of $3.4 million, or $0.24 per share, compared with a net loss of $1.7 million, or $0.14 per share, for the same period of 2002. No revenue was reported in either period. Included in the net loss for the third quarter of 2003 was $273,000 in stock-based compensation expense and $790,000 in one-time charges related to the sublease of the Company's former office in Watertown, Massachusetts. On a cash flow basis, the Company expects to reduce its rent expense by a total of approximately $440,000 over a five-year period as a result of its relocation from Watertown to Waltham. Included in the net loss for the same period in 2002 was $47,000 in stock-based compensation expense. Excluding these non-cash expenses, the pro forma net loss for the third quarter of 2003 was $2.3 million, or $0.16 per share, compared with a pro forma net loss of $1.6 million, or $0.14 per share, for the third quarter of 2002.
    For the nine months ended September 30, 2003, OXiGENE's net loss was $6.7 million, or $0.53 per share, on licensing revenue of $20,000, compared with a net loss of $8.6 million, or $0.72 per share, and no licensing revenue for the same period of 2002. Included in the net loss for the nine-month period of 2003 was $497,000 in stock-based compensation expense and $993,000 in one-time charges related to the sublease of the Company's former Watertown office. Included in the net loss for the same period in 2002 was $2.3 million in stock-based compensation expense. Excluding these non-cash expenses, the pro forma net loss for the first nine months of 2003 was $5.2 million, or $0.41 per share, compared with a pro forma net loss of $6.2 million, or $0.52 per share, for the first nine months of 2002.
    OXiGENE's pro forma net loss and pro forma net loss per share for the three and nine months ended September 30, 2003 are not presented in accordance with U.S. Generally Accepted Accounting Principles
(GAAP). The Company believes such information provides an additional measurement of comparison of its financial results for the periods presented and is a more accurate reflection of its historical performance, because the amounts that were excluded in calculating the pro forma measures are expected to be one-time charges only. Within this news release, OXiGENE has included tables that provide a reconciliation of these pro forma measures to comparable measures reported under GAAP.
    OXiGENE ended the third quarter of 2003 with approximately $20.9 million in cash and marketable securities and restricted cash. OXiGENE anticipates that cash and cash equivalents as of September 30, 2003 should be sufficient to satisfy its projected cash requirements for more than 34 months.

    Recent Highlights

    -- At Mount Vernon and Royal Free Hospitals in the United Kingdom, patients with advanced colorectal cancer are being enrolled in a Phase I/II study testing CA4P in combination with the iodine-labeled antibody A5B7. It is the world's first human study of a vascular targeting agent and a monoclonal antibody. The trial is being conducted under the sponsorship of Cancer Research UK, the world's largest volunteer supported cancer research organization.

    -- CA4P also is the focus of a Phase Ib/II study in patients with newly diagnosed anaplastic thyroid cancer. The trial, in which CA4P will be combined with radiation and the chemotherapy drugs doxorubicin/cisplatin, marks the first time the compound will be studied in cancer patients whose disease has not yet metastasized. The trial is being conducted at the Ireland Cancer Center at University Hospitals of Cleveland. The Ireland Cancer Center is also the site of the current Phase II, single-agent clinical trial of CA4P in patients with advanced anaplastic thyroid carcinoma.

    Business Outlook

    "As we approach 2004, we are focused on continuing to aggressively investigate the potential benefit of CA4P as a therapeutic standard of care in cancer and ophthalmology," Driscoll said. "In addition, we are moving forward with the development of our lead pre-clinical compound, OXi4503, which we expect to enter the clinic in 2004. To accomplish these objectives, we are engaging in discussions with potential licensing partners and, at the appropriate time and under the right circumstances, have the ability to raise additional capital through our recently filed $50 million shelf registration."

    Third-quarter Conference Call Information

    In conjunction with its third-quarter financial results, OXiGENE will conduct a conference call at 10:00 a.m. today. Mr. Driscoll and Chief Scientific Officer David Chaplin, Ph.D. will moderate the call.



Time:               10:00 a.m. ET

Date:               Tuesday, November 11, 2003

Dial-in numbers:    888-214-7571 (U.S.)
                    415-537-1888 (international)

Webcast:            www.oxigene.com


    A telephone replay of the conference call will be available for 48 hours and can be accessed by dialing 800-633-8284 (U.S.) or 402-977-9140 (international). Please refer to reservation number
21164721.

    About OXiGENE

    OXiGENE is the world leader in the development of novel biopharmaceutical compounds called vascular targeting agents (VTAs), which are designed to block the flow of blood that supplies solid cancer tumors and other abnormal vasculature, while leaving healthy cells intact. OXiGENE's lead VTA, Combretastatin A4 Prodrug, has advanced into Phase II and combination clinical trials in cancer patients in the United States and Europe. The investigational compound also is being evaluated in an ophthalmic study in patients with wet age-related macular degeneration. Three other OXiGENE VTAs, OXi4503, OXi6197 and OXi8007, are in pre-clinical development. For more information about OXiGENE, visit www.oxigene.com.

    Safe Harbor Statement

    Statements in this news release concerning OXiGENE's business outlook are considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to: the anticipated reduction in the Company's rent expense by a total of approximately $440,000 over five years on a cash flow basis; the Company's expectation that cash and cash equivalents should be sufficient to satisfy its projected cash requirements for more than 34 months; OXiGENE's plan to continue aggressively investigating the potential benefit of CA4P as a therapeutic standard of care in cancer and ophthalmology; initiation of clinical trials of OXi4503 in 2004; OXiGENE's ability to license its technology or partner with a third party; and the potential of raising additional capital through the Company's $50 million shelf registration. Any or all of the forward-looking statements in this press release may turn out to be wrong. They can be affected by inaccurate assumptions OXiGENE might make or by known or unknown risks and uncertainties, including, but not limited to: the early stage of product development; the ability to secure necessary patents; uncertainties as to the future success of ongoing and planned clinical trials; and the unproven safety and efficacy of products under development. Consequently, no forward-looking statement can be guaranteed, and actual results may vary materially. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements are contained in OXiGENE's reports to the Securities and Exchange Commission, including OXiGENE's 10-Q, 8-K and 10-K reports. However, OXiGENE undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise.



OXiGENE, Inc.
GAAP Consolidated Statement of Operations
(All amounts in thousands US Dollars, except per share amounts)

                        3 months    3 months    9 months    9 months
                          ended       ended       ended       ended
                        September   September   September   September
                           30,         30,         30,         30,
                          2003        2002        2003        2002
                             (unaudited)             (unaudited)

Revenues:
   Licensing revenue      $     -     $     -     $    20     $     -
      Total revenues            -           -          20           -

Expenses:
   Costs relating to
    licensing revenue           -           -           -           -
   Amortization of
    license agreement          24          25          69          66
   Operating expenses       3,402       1,719       6,767      10,041
      Total expenses        3,426       1,744       6,836      10,107
Operating loss             (3,426)     (1,744)     (6,816)    (10,107)
   Gain on sale of
    Joint Venture               -           -           -       1,325
   Other income, net           72          80         140         207
Net loss                  $(3,354)    $(1,664)    $(6,676)    $(8,575)

Net loss per common
 share:
      Basic               $ (0.24)    $ (0.14)    $ (0.53)    $ (0.72)
      Diluted             $ (0.24)    $ (0.14)    $ (0.53)    $ (0.72)

Shares used to compute
 net loss per share:
      Basic                14,007      12,016      12,611      11,987
      Diluted              14,007      12,016      12,611      11,987



OXiGENE, Inc.
Consolidated Balance Sheet
(All amounts in thousands US Dollars)

                                           September 30,  December 31,
Assets                                         2003          2002
Current Assets:                             (Unaudited)    (Audited)

   Cash                                        $  3,501      $  3,752
   Available-for-sale marketable
    securities                                   17,074         8,078
   Other current assets                             458            40

      Total current assets                       21,033        11,870

   Net property and equipment                        30           487
   Other assets                                   1,217         1,241

Total assets                                   $ 22,280      $ 13,598

Liabilities and stockholders' equity
Current Liabilities:
   Amount payable for license agreement -
    current                                    $    309      $    290
   Accrued lease obligation - current               142             -
   Accrued expenses                               1,921         1,717
   Accounts payable                                 933         1,417

      Total current liabilities                   3,305         3,424

   Amount payable under license agreement
    - non-current                                     -           154
   Accrued lease obligation - non-current           446             -

Stockholders' equity
   Common stock                                     140           127
   Additional paid-in capital                    98,128        83,465
   Accumulated deficit                          (78,334)      (71,654)
   Notes receivable                              (1,597)       (2,187)
   Other                                            192           269

      Total stockholders' equity                 18,529        10,020

Total liabilities and stockholders' equity     $ 22,280      $ 13,598



OXiGENE, Inc.
Non-GAAP Consolidated Statement of Operations
(All amounts in thousands US Dollars, except per share amounts)

                                                         Pro forma
                                 Reported                 results
                                 3 months                3 months
                                  ended                    ended
                                September 30,           September 30,
                                   2003      adjustments     2003
                                             (unaudited)
Revenues:
   Licensing revenue              $     -                  $     -
      Total revenues                    -                        -

Expenses:
   Costs relating to licensing
    revenue                             -                        -
   Amortization of license
    agreement                          24           -           24
   Operating expenses               3,402      (1,063)       2,339 (1)
      Total expenses                3,426      (1,063)       2,363
Operating loss                     (3,426)      1,063       (2,363)
   Gain on sale of Joint Venture        -           -            -
   Other income (expense), net         72           -           72
Net loss                          $(3,354)    $ 1,063      $(2,291)

Net loss per common share:
      Basic                       $ (0.24)    $  0.08      $ (0.16)
      Diluted                     $ (0.24)    $  0.08      $ (0.16)

Shares used to compute net loss
 per share:
      Basic                        14,007      14,007       14,007
      Diluted                      14,007      14,007       14,007

(1) Adjustments exclude stock compensation of $273, accelerated depreciation on leasehold improvements of $177 and rental loss differential of $613


OXiGENE, Inc.
Non-GAAP Consolidated Statement of Operations
(All amounts in thousands US Dollars, except per share amounts)
(Continued)

                                                         Pro forma
                                 Reported                 results
                                 3 months                3 months
                                  ended                    ended
                                September 30,           September 30,
                                   2002      adjustments     2002
                                             (unaudited)

Revenues:
   Licensing revenue              $     -                  $     -
      Total revenues                    -                        -

Expenses:
   Costs relating to licensing
    revenue                             -                        -
   Amortization of license
    agreement                          25           -           25
   Operating expenses               1,719         (47)       1,672 (2)
      Total expenses                1,744         (47)       1,697
Operating loss                     (1,744)         47       (1,697)
   Gain on sale of Joint Venture        -                        -
   Other income (expense), net         80           -           80
Net loss                          $(1,664)    $    47      $(1,617)

Net loss per common share:
      Basic                       $ (0.14)    $  0.00      $ (0.14)
      Diluted                     $ (0.14)    $  0.00      $ (0.14)

Shares used to compute net loss
 per share:
      Basic                        12,016      12,016       12,016
      Diluted                      12,016      12,016       12,016

(2) Adjustments exclude stock compensation of $47



OXiGENE, Inc.
Non-GAAP Consolidated Statement of Operations
(All amounts in thousands US Dollars, except per share amounts)


                                                         Pro forma
                                 Reported                 results
                                 9 months                9 months
                                  ended                    ended
                                September 30,           September 30,
                                   2003      adjustments     2003
                                             (unaudited)

Revenues:
   Licensing revenue              $    20                       20
      Total revenues                   20                       20

Expenses:
   Costs relating to licensing
    revenue                             -                        -
   Amortization of license
    agreement                          69           -           69
   Operating expenses               6,767      (1,490)       5,277 (3)
      Total expenses                6,836      (1,490)       5,346
Operating loss                     (6,816)      1,490       (5,326)
   Gain on sale of Joint Venture        -           -            -
   Other income (expense), net        140           -          140
Net loss                          $(6,676)    $ 1,490      $(5,186)

Net loss per common share:
      Basic                       $ (0.53)    $  0.12      $ (0.41)
      Diluted                     $ (0.53)    $  0.12      $ (0.41)

Shares used to compute net loss
 per share:
      Basic                        12,611      12,611       12,611
      Diluted                      12,611      12,611       12,611

(3) Adjustments exclude stock compensation of $497, accelerated depreciation on leasehold improvements of $380 and rental loss differential of $613


OXiGENE, Inc.
Non-GAAP Consolidated Statement of Operations
(All amounts in thousands US Dollars, except per share amounts)
(Continued)

                                                         Pro forma
                                 Reported                 results
                                 9 months                9 months
                                  ended                    ended
                                September 30,           September 30,
                                   2002      adjustments     2002
                                             (unaudited)

Revenues:
   Licensing revenue              $     -                        -
      Total revenues                    -                        -

Expenses:
   Costs relating to licensing
    revenue                             -                        -
   Amortization of license
    agreement                          66           -           66
   Operating expenses              10,041      (2,341)       7,700 (4)
      Total expenses               10,107      (2,341)       7,766
Operating loss                    (10,107)      2,341       (7,766)
   Gain on sale of Joint Venture    1,325           -        1,325
   Other income (expense), net        207           -          207
Net loss                          $(8,575)    $ 2,341      $(6,234)

Net loss per common share:
      Basic                       $ (0.72)    $  0.20      $ (0.52)
      Diluted                     $ (0.72)    $  0.20      $ (0.52)

Shares used to compute net loss
 per share:
      Basic                        11,987      11,987       11,987
      Diluted                      11,987      11,987       11,987

(4) Adjustments exclude stock compensation of $2,341

    CONTACT: Sharon Merrill Associates, Inc.
             David Calusdian (Investors), 617-542-5300 dcalusdian@investorrelations.com or
             Scott Solomon (Media), 617-542-5300
             ssolomon@investorrelations.com